UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 23, 2011
Date of earliest event reported: March 15, 2011

EMPIRE POST MEDIA, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

333-163782	280 South Beverly Drive, Suite 205 Beverly Hills, CA 90212	27-1122308
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(310) 531-6951
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

 Item 5.02   Departure of Directors or certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2011,  the registrant accepted the resignation of Martin Fink as a director and Vice-President of the registrant.
Evelyn Nguyen, one of the registrant’s outside accountant’s since April 2010,  has been appointed a director to serve until the next annual stockholder’s meeting and until her successor is elected and qualified.

Ms. Nguyen is the owner of Evelyn Ramos, CPA.  Ms. Ramos received her bachelor's of science degree from the University of Southern California and is a certified public accountant.  Prior to starting her own firm in November, 2006, Ms. Ramos was working with Caldwell, Becker, Dervin and Petrick & Co., LLP and Miod and Company, LLP, CPAs, both  located in Los Angeles County, California. Ms. Ramos' background includes SEC audit, entertainer business manager, IT consultant, tax preparer, and forensic accounting.  Prior to joining public accounting industry, Ms. Ramos was working at Motion Pictures and Television Funds as an accountant and IT associate in 1989.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE POST MEDIA, INC.

Date: June 23, 2011	/s/ Peter Dunn
Peter Dunn, President (Principal Executive Officer)